CONSENT OF INDEPENDANT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 11-K, into the Company's previously filed Registration Statement File Nos. 333-16851, 333-16835, and
333-25167.


                              /s/Arthur Andersen LLP
                              Arthur Andersen LLP

Portland, Oregon
June 24, 1998